UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)    x

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Indentifiction No.)

399 Park Ave., New York, NY	10043
(Address of principal executive office)	(Zip Code)

Jacqueline Suarez Citibank, N.A. 388 Greenwich St. New York, NY 10013 (713) 693-6677 (Name, address and telephone number of agent for service)

HARLEY-DAVIDSON, INC. (Exact name of obligor as specified in its charter)

Wisconsin	39-1382325
(Jurisdiction of Incorporation or organization)	(I.R.S. Employer Indentifiction No.)

3700 West Juneau Avenue Milwaukee, Wisconsin	53208
(Address of principal executive office)	(Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1. General Information.
Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3. -15. Not Applicable

Item 16. List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect
(Exhibit 1 to T-1 to Registration Statement No. 2-79983).
Exhibit 2 - Copy of certificate of authority of the Trustee to commence business
(Exhibit 2 to T-1 to Registration Statement No. 2-29577).
Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers
(Exhibit 3 to T-1 to Registration Statement No. 2-55519).
Exhibit 4 - Copy of existing By-Laws of the Trustee (Exhibit 4 to T-1 to
Registration Statement No. 33-34988).
Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (Exhibit 6 to T-1 to Registration Statement No. 33-19227).
Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2019 - attached).
Exhibit 8 - Not applicable.
Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 8th day of May, 2020.

CITIBANK, N.A.

By	/s/ Jacqueline Suarez
Jacqueline Suarez
Senior Trust Officer

EXHIBIT 7

REPORT OF CONDITION OF CITIBANK, N.A.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2019	2018
Assets
Cash and due from banks (including segregated cash and other deposits)	$23,967	$23,645
Deposits with banks	169,952	164,460
Securities borrowed and purchased under agreements to resell (including $153,193 and $147,701 as of December 31, 2019 and 2018, respectively, at fair value)	251,322	270,684
Brokerage receivables	39,857	35,450
Trading account assets (including $120,236 and $112,932 pledged to creditors at December 31, 2019 and 2018, respectively)	276,140	256,117
Investments:
Available-for-sale debt securities (including $8,721 and $9,284 pledged to creditors as of December 31, 2019 and 2018, respectively)	280,265	288,038
Held-to-maturity debt securities (including $1,923 and $971 pledged to creditors as of December 31, 2019 and 2018, respectively)	80,775	63,357
Equity securities (including $1,162 and $1,109 as of December 31, 2019 and 2018, respectively, at fair value)	7,523	7,212

Total investments	$368,563	$358,607
Loans:
Consumer (including $18 and $20 as of December 31, 2019 and 2018, respectively, at fair value)	309,548	302,360
Corporate (including $4,067 and $3,203 as of December 31, 2019 and 2018, respectively, at fair value)	389,935	381,836

Loans, net of unearned income	$699,483	$684,196
Allowance for loan losses	(12,783)	(12,315)

Total loans, net	$686,700	$671,881
Goodwill	22,126	22,046
Intangible assets (including MSRs of $495 and $584 as of December 31, 2019 and 2018, respectively, at fair value)	4,822	5,220
Other assets (including $12,830 and $20,788 as of December 31, 2019 and 2018, respectively, at fair value)	107,709	109,273

Total assets	$1,951,158	$1,917,383

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included on the

Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. In addition, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

	December 31,
In millions of dollars	2019	2018
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$108	$270
Trading account assets	6,719	917
Investments	1,295	1,796
Loans, net of unearned income
Consumer	46,977	49,403
Corporate	16,175	19,259

Loans, net of unearned income	$63,152	$68,662
Allowance for loan losses	(1,841)	(1,852)

Total loans, net	$61,311	$66,810
Other assets	73	151

Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$69,506	$69,944

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)

	December 31,
In millions of dollars, except shares and per share amounts	2019	2018
Liabilities
Non-interest-bearing deposits in U.S. offices	$98,811	$105,836
Interest-bearing deposits in U.S. offices (including $1,624 and $717 as of December 31, 2019 and 2018, respectively, at fair value)	401,418	361,573
Non-interest-bearing deposits in offices outside the U.S.	85,692	80,648
Interest-bearing deposits in offices outside the U.S. (including $695 and $758 as of December 31, 2019 and 2018, respectively, at fair value)	484,669	465,113

Total deposits	$1,070,590	$1,013,170
Securities loaned and sold under agreements to repurchase (including $40,651 and $44,510 as of December 31, 2019 and 2018, respectively, at fair value)	166,339	177,768
Brokerage payables	48,601	64,571
Trading account liabilities	119,894	144,305
Short-term borrowings (including $4,946 and $4,483 as of December 31, 2019 and 2018, respectively, at fair value)	45,049	32,346
Long-term debt (including $55,783 and $38,229 as of December 31, 2019 and 2018, respectively, at fair value)	248,760	231,999
Other liabilities (including $6,343 and $15,906 as of December 31, 2019 and 2018, respectively, at fair value)	57,979	56,150

Total liabilities	$1,757,212	$1,720,309

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 719,200 as of December 31, 2019 and 738,400 as of December 31, 2018, at aggregate liquidation value	$17,980	$18,460
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,602,856 as of December 31, 2019 and 3,099,567,177 as of December 31, 2018	31	31
Additional paid-in capital	107,840	107,922
Retained earnings	165,369	151,347
Treasury stock, at cost: 985,479,501 shares as of December 31, 2019 and 731,099,833 shares as of December 31, 2018	(61,660)	(44,370)
Accumulated other comprehensive income (loss) (AOCI)	(36,318)	(37,170)

Total Citigroup stockholders’ equity	$193,242	$196,220
Noncontrolling interest	704	854

Total equity	$193,946	$197,074

Total liabilities and equity	$1,951,158	$1,917,383

The following table presents certain liabilities of consolidated VIEs, which are included on the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	December 31,
In millions of dollars	2019	2018
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$10,031	$13,134
Long-term debt	25,582	28,514
Other liabilities	917	697

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$36,530	$42,345

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.